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                                  EXHIBIT 4.

                       1990 DIRECTORS STOCK OPTION PLAN
                        COMMERCE BANK/HARRISBURG, N.A.
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1.   Purpose of Plan
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     The purpose of this Plan is to enable Commerce Bank/Harrisburg, N.A.
(hereinafter referred to as the "Bank") to continue to attract and retain nonemployee Directors with outstanding abilities by making it possible for them to purchase shares of the Bank's Common Stock on terms which will give them a direct and continuing interest in the future success of the Bank's business.

2.   Definitions
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     "Bank" means Commerce Bank/Harrisburg, N.A., a national banking
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association.

     "Committee of the Board" means a committee established by the Board
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consisting of three or more members of the Board. The Personnel Committee may be this committee.

     "Director" means a Director of the Bank who is not regularly employed on a
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salary basis by the Bank.

     "Shares" means shares of Common Stock of the Bank.
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     "Board" means the Board of Directors of the Bank.
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     "Optionee" means a person to whom an option has been granted under this
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Plan which has not expired or been fully exercised or surrendered.

3.   Limits on Options
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     The total number of shares for which options may be granted under this Plan shall not exceed in the aggregate 50,000 shares. This number shall be appropriately adjusted if the number of issued shares shall be increased or reduced by change in par value, combination, or split-up, reclassification, distribution of a dividend payable in stock, or the like. The number of shares previously optioned and not theretofore delivered and the option prices therefor shall likewise be appropriately adjusted whenever the number of issued shares shall be increased or reduced by any such procedure after the date or dates on which such shares were optioned. Shares covered by options which have expired or which have been surrendered may again be optioned under this Plan.

4.   Adjustment of Options
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     The number of shares optioned from time to time to individual Optionees under the Plan, and the option prices therefor, shall be appropriately adjusted to reflect any changes in par value, combination, split-up, reclassification, distribution of dividend payable in stock, or the like.

5.   Granting of Options
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     The Board, or if the Board so determines, the Committee of the Board, is authorized to grant options to Directors pursuant to this Plan during the calendar year 1990 and in any calendar year thereafter to December 31, 2000, but not thereafter. The number of shares, if any, optioned in each year, the Directors to whom options are granted, and the number of shares optioned to each Director
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selected shall be wholly within the discretion of the Board or the Committee of the Board. If the Board acts, however, it shall do so only upon the advice and recommendation of the Committee of the Board upon all matters relating to the granting of options and the administration of this Plan, including determination of the rights and obligations of the Optionees.

6.   Terms of Stock Options
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     The terms of stock options granted under this Plan shall be as follows:

          (a) The option price shall be fixed by the Board or the Committee of the Board but shall in no event be less than 100% of the fair market value of the shares subject to the option on the date the option is granted.

          (b) Options shall not be transferable otherwise than by will or by the laws of descent and distribution. No option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

          (c) Each option shall expire and all rights thereunder shall end ten
     (10) years after the date on which it was granted, subject in all cases to earlier expiration as provided in paragraphs (d), (e) and of this Section 6 in the event a Director ceases to serve as such or dies.

          (d) During the lifetime of an Optionee, his option shall be exercisable only by him and only while a Director of the Bank or within three (3) months after he otherwise ceases so to serve (but in any event not later than the end of the period specified in paragraph (c) of this,
     Section 6).

          (e) If an Optionee dies within a period during which his option could have been exercised by him, his option may be exercised within three months after his death (but not later than the end of the period specified in paragraph (c) of this Section 6) by those entitled under his will or the laws of descent and distribution, but only if and to the extent the option was exercisable by him immediately prior to his death.

          (f) If Optionee is removed as a Director for any of the reasons specified in Section 1408(b) of the Banking Code of 1965, all options theretofore granted to the Optionee preceding such removal shall be forfeited by Optionee and rendered unexercisable.

          (g) Subject to the foregoing terms and to such additional or different terms regarding the exercise of the options as the Board or the Committee of the Board may fix at the time of grant, options may be exercised in whole or in part from time to time.

7.   Exercise of Options
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     No option granted under this Plan may be exercised before the first to occur of (i) one year from the date of option grant, and (ii) a Change in Control of the Bank. Thereafter, options may be exercised in whole, or from time to time in part, for up to the total number of shares then subject to the option, less the number of shares previously purchased by exercise of the option.

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8.   Change in Control
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     For the purposes of this Agreement, a Change in Control with respect to any
Optionee shall be deemed to have occurred when any of the following events shall have occurred without the prior written consent of such Optionee:

          (a) A change in identity of at least four (4) members of the Board of Directors or the addition of four (4) or more new members to the Board of Directors, or any combination of the foregoing, within any two (2) consecutive calendar year periods.

          (b) A person or group acting in concert as described in Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") proposes to hold or acquire beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act of a number of voting shares of the Bank which constitutes either more than 50%, of the shares which voted in the election of Directors of the Bank at the Shareholder's Meeting immediately preceding such determination, or (ii) more than 50% of the Bank's outstanding voting shares. The term "proposes to hold or acquire"shall mean the right of a person or group to acquire or merge (whether such right is exercisable immediately or only after the passage of time, or upon the receipt of such regulatory approvals as are required by applicable law) pursuant to an agreement, arrangement or understanding (whether or not in writing) or upon the exercise or conversion of rights, exchange rights, warrants or options, or otherwise.

          (c) A person or group acting in concert as described in Section 13(d)(2) of the Exchange Act has commenced a tender or exchange offer with respect to the voting shares of the Bank or securities convertible or exchangeable into voting shares of the Bank, or

          (d) A person or group acting in concert as described in Section 13(d)(2) of the Exchange Act has the right to vote shares of the Bank pursuant to any agreement, arrangement or understanding (whether or not in writing), either (i) more than 50% of the shares which voted in the election of Directors of the Bank at the Shareholder's Meeting immediately preceding such determination, or (ii) more than 50% of the Bank's outstanding voting shares; provided, however, that such person or group acting in concert, shall not be deemed to have acquired such shares if the agreement, arrangement or understanding to vote such securities rises solely from a revocable proxy given in response to a Proxy Solicitation by management of the Bank in connection with the Annual Meeting of the Shareholders of the Bank.

9.   Reorganization of the Bank
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     In the event that the Bank is succeeded by another corporation or bank in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation, the successor corporation or bank shall assume the outstanding options granted under this Plan or shall substitute new options for them.

10.  Delivery of Shares
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     No shares shall be delivered upon the exercise of an option until the option price has been paid in full in cash or, at the discretion of the Board or the Committee of the Board, in whole or in

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part in the Bank's Common Stock owned by the Optionee valued at fair market value on the date of exercise. If required by the Board. no shares will be delivered upon the exercise of an option until the Optionee has given the Bank a satisfactory written statement that he is purchasing the shares for investment and not with a view to the sale or distribution of any such shares.


11.  Administration
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     The Board or the Committee of the Board may make such rules and regulations and establish such procedures as it deems appropriate for the administration of this Plan. In the event of a disagreement as to the interpretation of this Plan or any amendment thereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to this Plan, the decision of the Board or the Committee of the Board (excluding, however, the Director(s) affected by such dispute or disagreement) shall be final and binding upon all persons in interest, including the Bank and its shareholders.

12.  Reservation of Shares
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     Shares delivered upon the exercise of an option shall, in the discretion of the Board or the Committee of the Board, be either shares heretofore or hereafter authorized and then unissued, or previously issued shares heretofore or hereafter acquired through purchase in the open market or otherwise, or some of each. The Bank shall be under no obligation to reserve or to retain in its treasury any particular number of shares at any time, and no particular shares, whether unissued or held as treasury shares, shall be identified as those optioned under this Plan.

13.  Amendment of Plan
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     The Board may amend this Plan from time to time as it deems desirable.

14.  Termination of the Plan
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     The Board may, in its discretion, terminate this Plan at any time prior to
December 31, 2000, but no such termination shall deprive Optionees of their rights under their options.

15.  Effective Date
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     This Plan shall become effective on January 2, 1990, and options hereunder may be granted at any time on or after that date.

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